UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)

October 7, 2004

Nevada

000- 18272

87-0467339

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification Number No.)

1530- 9th Ave. S.E., Calgary, Alberta, Canada

T2G-0T7

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code (403) 693-8000

______________________________________________________________________________

(Former name or former address, if changed since last report)

Section 1 – Registrant's Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

On October 7, 2004, China Titanium & Chemical Corp. ("China Titanium"), formerly W-Waves USA Inc., entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with the shareholders of China Titanium & Chemical Corp. ("CTCC"), a privately held Bahamian corporation, whereby China Titanium agreed to issue 12,500,000 shares of its common stock in exchange for all of the issued and outstanding shares of common stock of CTCC.

CTCC has represented to China Titanium that it is a party to a joint venture agreement with Shandong Jinhong Tioxide Chemical Industy Co. Ltd. whereby CTCC has the right to acquire a 51% interest in a Chinese joint venture company, subject to a capital contribution to the joint venture company of $15,231,458USD. As part of the Share Exchange Agreement, China Titanium is assuming the obligation to make the capital contributions to the joint venture and has agreed to make such contributions on the following terms: $5,000,000USD to be paid on the closing of the Share Exchange Agreement and the remaining balance of $10,231,458USD to be paid, on a best efforts basis, within three (3) months from the closing. China Titanium hopes to raise the money for these capital contributions through the issuance of shares of common stock. It has commenced offerings of its stock to meet these obligations. The Share Exchange Agreement also obligates China Titanium to remove all of its consolidated debt from its balance sheet prior to closing. China Titanium hopes to fulfill this obligation by selling or transferring its subsidiaries to various third parties.

Shandong Jinhong Tioxide Chemical Industry Co. Ltd. is a company that produces rutile titanium dioxide, many sulfur based products and other high quality chemical products in the Shandong Province of China.  The joint venture has been formed to improve current operations and to upgrade production facilities to allow for greater production and the production of higher quality products and to develop a market for the products both domestically and internationally.

The transaction is scheduled to close on or before October 15, 2004, or any other date that the parties hereto agree in writing. China Titanium’s shareholders owning a majority of China Titanium’s common stock have already approved the terms of the Share Exchange Agreement and the change of the company’s name from W-Waves USA Inc. to China Titanium & Chemical Corp.

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

Under the terms of the agreement, China Titanium will (i) issue a total of 5,520,260 common shares priced at $0.10 per share in order to settle $552,026US of its debt; (ii) issue a total of  3,738,000 units of common shares priced at $0.10 per unit, each unit consisting of one share and a warrant to purchase an additional share at $0.25 per share to retire the debt of CTCC of $373,800 as of August 31, 2004; (iii) issue a total of 2,050,600 units of common shares priced at $0.10 per unit, each unit consisting of one share and a warrant to purchase an additional share at $0.25 per share to retire additional debt owed by China Titanium in the amount of $205,060 as of August 31, 2004;  (iv)  undertake a public offering of 2,400,000 units of common shares priced at $0.50 per unit each unit consisting of one share and a warrant to purchase an additional share at $0.75 per share, with piggy back registration rights;  (v) undertake a public offering of 5,500,000 units of common shares priced at $1.00 per unit each unit consisting of one share and a warrant to purchase an additional share at $1.50 per share, with piggy back registration rights; and (vi)  issue a total of 12,500,000 shares for the acquisition of CTCC.

Each of these events may effect a change in control of the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:

October 13, 2004

CHINA TITANIUM & CHEMICAL CORP.

By: /s/ Michel Bourbonnais

Name:  Michel Bourbonnais

Title:    Director

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